                                               Filed Pursuant to Rule 424(b)(5)
                                               Registration No. 333-64844

                           PROSPECTUS SUPPLEMENT
                           (TO PROSPECTUS SUPPLEMENT DATED MARCH 12, 2004 AND PROSPECTUS DATED FEBRUARY 27, 2003)
        RESCISSION OFFER
        UBS AG PARTIALLY-PROTECTED GOLD LINKED SECURITIES DUE MARCH 18, 2005

        We are offering, under the terms and conditions described in this prospectus supplement, to rescind (the "rescission offer") purchases of our Partially-Protected Gold Linked Securities due March 18, 2005 (CUSIP Number: 90261KHN3) from the initial purchasers of such notes.

        Due to an inadvertent error, we may not have delivered a final prospectus to each initial purchaser in connection with the sale and delivery of the Notes. Upon discovering this error, we promptly determined to make a rescission offer to each initial purchaser. Failure to timely deliver a final prospectus creates a federal right of rescission under the Securities Act of 1933, as amended. We are voluntarily offering to rescind purchases of the Notes in order to limit any contingent liability we may have as a result of such untimely delivery. We believe that our conducting the rescission offer will preclude you from requiring us in the future to repurchase your Notes.

        The repurchase price for each $1,000 principal amount of notes (each, a "Note") is $1,000 per Note plus interest at an annual rate of 1.48% calculated from the date of your purchase of the Notes up to but not including the payment date.

             BY TENDERING YOUR NOTES YOU WILL NOT BE ENTITLED TO ANY OTHER PAYMENTS ON YOUR NOTES.

             The rescission offer expires thirty-one days from the date of this prospectus supplement at 5:00 p.m., New York City time, on May 17, 2004, the expiration date.

        The procedures for accepting the rescission offer and tendering your Note(s) are described in this prospectus supplement under "The Rescission Offer" on page S-3.

        If you have questions or require additional information about the rescission offer, you may contact your UBS Financial Services Inc. financial advisor if you hold your account at UBS Financial Services Inc. or your broker if you hold your account at another brokerage firm.

             THIS IS AN OFFER AND NOT AN OBLIGATION. YOU ARE NOT REQUIRED TO TAKE ANY ACTION UNLESS YOU WISH TO ACCEPT THE RESCISSION OFFER. IF YOU DO NOT RESPOND TO THE RESCISSION OFFER BY THE EXPIRATION DATE, YOU WILL BE DEEMED BY UBS TO HAVE DECLINED THE RESCISSION OFFER.

             THE RESCISSION OFFER IS ONLY BEING MADE TO THE INITIAL PURCHASERS OF THE NOTES.

        In considering whether to accept the rescission offer, see "Risk Factors" beginning on page S-8 in the accompanying prospectus supplement for risks related to an investment in the Notes.

        We have not employed any brokers, dealers or underwriters in connection with the rescission offer. No broker's, dealer's or underwriter's commissions, fees or discounts will be paid in connection with this offer.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus supplement or the accompanying prospectus supplement or prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

        We urge you to read this prospectus supplement carefully before acting on the rescission offer.

        UBS INVESTMENT BANK            UBS FINANCIAL SERVICES INC.

        Prospectus supplement dated April 16, 2004        [UBS LOGO]

You should rely only on the information incorporated by reference or provided in this prospectus supplement and the accompanying prospectus supplement and prospectus. We have not authorized anyone to provide you with different information. We are not making an offer to sell or an offer to buy these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front cover of this document.

Please note that references to "UBS," "we," "our" and "us" refer only to UBS AG and not to its consolidated subsidiaries.

TABLE OF CONTENTS
--------------------------------------------------------------------------------

PROSPECTUS SUPPLEMENT

Questions and Answers About the
  Rescission Offer...................    S-1
The Rescission Offer.................    S-3
Description of Notes.................    S-8
Supplemental Tax Considerations......    S-9
ERISA Considerations.................   S-10
Additional Information...............   S-11

PROSPECTUS SUPPLEMENT DATED MARCH 12, 2004

Prospectus Supplement Summary........    S-1
Risk Factors.........................    S-8
Operation of the Gold Bullion
  Market.............................   S-12
Value of the Notes...................   S-14
Specific Terms of the Notes..........   S-15
Use of Proceeds and Hedging..........   S-21
Capitalization of UBS................   S-22
Supplemental Tax Considerations......   S-23
ERISA Considerations.................   S-25
Supplemental Plan of Distribution....   S-26

PROSPECTUS DATED FEBRUARY 27, 2003

Introduction.........................      3
Cautionary Note Regarding Forward-
  Looking Information................      5
Incorporation of Information About
  UBS AG.............................      7
Where You Can Find More Information..      7
Presentation of Financial
  Information........................      8
Limitations on Enforcement of U.S.
  Laws Against UBS AG, Its Management
  and Others.........................      9
Capitalization of UBS................      9
UBS..................................     10
Use of Proceeds......................     12
Description of Debt Securities We May
  Offer..............................     13
Description of Warrants We May
  Offer..............................     35
Legal Ownership and Book-Entry
  Issuance...........................     52
Considerations Relating to Indexed
  Securities.........................     58
Considerations Relating to Securities
  Denominated or Payable in or Linked
  to a Non-U.S. Dollar Currency......     61
U.S. Tax Considerations..............     64
Tax Considerations Under the Laws of
  Switzerland........................     75
ERISA Considerations.................     77
Plan of Distribution.................     78
Validity of the Securities...........     81
Experts..............................     81

--------------------------------------------------------------------------------

QUESTIONS AND ANSWERS ABOUT THE RESCISSION OFFER

Q:  What is a rescission offer?

A: A rescission offer is an offer by the issuer of securities to repurchase such securities at their purchase price plus interest.

Q:  Why is UBS making the rescission offer?

A: Due to an inadvertent error, we may not have delivered a final prospectus to each initial purchaser in connection with the sale and delivery of the Notes. Upon discovering this error, we promptly determined to make a rescission offer to each initial purchaser. Failure to timely deliver a final prospectus creates a federal right of rescission under the Securities Act of 1933, as amended (the "Securities Act"). We are voluntarily offering to rescind purchases of the Notes in order to limit any contingent liability we may have as a result of such untimely delivery. We believe that our conducting the rescission offer will preclude you from requiring us in the future to repurchase your Notes.

    The rescission offer is not an admission by us that we knowingly failed to comply with the requirements of the federal securities laws.

Q:  What will I receive if I accept the rescission offer?

A: If you accept the rescission offer, we will repurchase the Notes you tender at $1,000 per Note plus interest at an annual rate of 1.48% calculated from the date of your purchase of the Notes up to but not including the date of payment. If you accept the rescission offer, you will not be paid any other amounts on your Notes.

        For example:

        If you timely accept the rescission offer and tender your Notes, you would receive, per $1,000 principal amount of the Notes, $1,000 plus $2.47, which represents the accrual of the 1.48% interest rate, calculated from March 19, 2004 (the issue date of the Notes) up to but not including May 18, 2004 (the payment date for this example).

        If you do not tender the Notes you hold, you would be entitled to the payment at maturity on the Notes calculated in the manner described in the accompanying prospectus supplement.

Q:  When will the rescission offer start and expire?

A: You may accept the rescission offer at any time during the period beginning on April 16, 2004 and ending at 5:00 p.m., New York City time, on May 17, 2004, which is the expiration date of the rescission offer.

Q:  Am I required to accept the rescission offer?

A:  YOU ARE NOT LEGALLY REQUIRED TO ACCEPT THE RESCISSION OFFER.

Q:  What do I need to do if I want to accept the rescission?

A: You should instruct your broker or bank through which your Notes are held to tender them for you. Please check with your broker or bank to determine the appropriate procedure.

--------------------------------------------------------------------------------

QUESTIONS AND ANSWERS ABOUT THE RESCISSION OFFER
--------------------------------------------------------------------------------

Q:  What happens if I don't accept the rescission offer by tendering my Notes?

A: If you do not accept the rescission offer before 5:00 p.m., New York City time, on May 17, 2004, you will be deemed to have rejected the rescission offer. Although federal securities laws do not expressly so provide, rejection of the rescission offer may not necessarily extinguish future rights of action against UBS by the rejecting noteholders. We believe that our conducting the rescission offer will preclude you from requiring us in the future to repurchase your Notes for our failure to timely deliver a final prospectus under the federal securities laws in connection with the sale and delivery of the Notes. However, if you do not accept the rescission offer you may still sell your Notes in the secondary market, at the prevailing market price at the time of such sale, if any secondary market is available. UBS Securities LLC, UBS Financial Services Inc. and other affiliates of UBS currently intend to act as market makers for the Notes, but they are NOT required to do so. If UBS Securities LLC, UBS Financial Services Inc. or any other affiliate makes a market in the Notes, it may stop doing so at any time.

Q:  What do I need to do to reject the rescission offer?

A: You do not need to do anything. If you do not tender your Notes or you do not submit any required information, you will be deemed to have rejected the rescission offer.

Q:  Can I change my mind after I have instructed my broker or bank?

A: Yes. You can change your decision about accepting the rescission offer at any time before the expiration date. You can do this by instructing your broker or bank. However, in order for this change to be effective, UBS Securities LLC must receive your broker or bank's transmission of your instructions prior to the expiration date.

Q:  When and how will payment be made?

A: We will cause payment to be made within ten business days after the expiration date through The Depository Trust Company ("DTC"), provided we have received the Notes you have tendered and any other information we require.

Q:  What if I am not an initial purchaser of the Notes?

A: If you are not an initial purchaser of the Notes you are not entitled to participate in the rescission offer.

Q:  If I accept the rescission offer, will I have any tax consequences?

A: If you accept the rescission offer, you should generally recognize gain or loss in an amount equal to the difference between your tax basis in your Notes and the amount received by you pursuant to the rescission offer. Although the matter is not free from doubt, such gain or loss should likely be treated as short-term capital gain or loss.

Q: Does the rescission offer affect any other Notes issued or to be issued by UBS?

A: No. Only the UBS AG Partially-Protected Gold Linked Securities due March 18, 2005 (CUSIP Number: 90261KHN3) are subject to the rescission offer. All other Notes issued and to be issued by UBS will not be affected.

Q:  Who can help answer my questions?

A: If you have questions or require additional information about the rescission offer, you may contact your UBS Financial Services Inc. financial advisor if you hold your account at UBS Financial Services Inc. or your broker if you hold your account at another brokerage firm.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

THE RESCISSION OFFER

BACKGROUND AND REASONS FOR THE RESCISSION OFFER

On March 19, 2004, we issued the Notes identified on the cover page of this prospectus supplement. Due to an inadvertent error, we may not have delivered a final prospectus to each initial purchaser in connection with the sale and delivery of the Notes. Upon discovering this error, we promptly determined to make a rescission offer to each initial purchaser. Failure to timely deliver a final prospectus creates a federal right of rescission under the Securities Act. We are voluntarily offering to rescind purchases of the Notes in order to limit any contingent liability we may have as a result of such untimely delivery. We believe that our conducting the rescission offer will preclude you from requiring us in the future to repurchase your Notes.

The rescission offer is not an admission by us that we knowingly failed to comply with the requirements of the federal securities laws.

EFFECT OF THE RESCISSION OFFER

It is not certain that the rescission offer will have the effect of barring claims relating to the failure to timely deliver to each initial purchaser a final prospectus under the federal securities laws in connection with the sale and delivery of the Notes. The rights remaining to the recipients of the rescission offer are not clearly delineated under the federal securities laws. A person's right of rescission under the federal securities law, which may survive for one year following the date of the sale, may survive the rescission offer whether they accept or reject the rescission offer. We believe that by conducting the rescission offer such persons will be precluded from requiring us in the future to repurchase the Notes.

RESCISSION OFFER AND PRICE

The rescission offer is made to the initial purchasers of the Partially-Protected Gold Linked Securities due March 18, 2005 (CUSIP Number:
90261KHN3).

If you accept the rescission offer, we will pay you for any Notes that you tender $1,000 per Note plus interest at an annual rate equal to 1.48% calculated from the date of your purchase of the Notes up to but not including the payment date. This interest rate is based on the One-Year Constant Maturity Treasury Yield published by the Board of Governors of the Federal Reserve System on April 14, 2004.

     BY TENDERING YOUR NOTES YOU WILL NOT BE ENTITLED TO ANY OTHER PAYMENTS ON YOUR NOTES.

ACCEPTANCE

You may accept the rescission offer either in whole or in part by instructing your financial advisor or your broker where your account is maintained. See "--Procedures for Tendering Outstanding Notes Held Through Brokers or Banks" below.

All acceptances of the rescission offer will be deemed to be effective on the expiration date of the rescission offer. Your right to accept the rescission offer will terminate on the expiration date. You can revoke your acceptance of the rescission offer prior to the expiration date. You can do this by providing your financial advisor or your broker where your account is maintained with new instructions.

--------------------------------------------------------------------------------

THE RESCISSION OFFER
--------------------------------------------------------------------------------

Payment for Notes as to which the rescission offer has been accepted will be made within ten business days after the expiration date of the rescission offer through DTC.

We expressly reserve the right to delay acceptance of any of the tendered Notes not already accepted if any condition described in this prospectus supplement has not been satisfied or waived by us.

You may tender some or all of your Notes in the rescission offer. However, Notes may be tendered only in integral multiples of $1,000.

If you do not tender your Notes by the expiration date of the rescission offer or fail to submit any required information, you will be deemed to have rejected the rescission offer and will continue to own the Notes. We believe that our conducting the rescission offer will preclude you from requiring us in the future to repurchase your Notes for the failure to timely deliver a final prospectus under the federal securities laws in connection with the sale and delivery of the Notes.

EXPIRATION DATE; EXTENSIONS; TERMINATION; AMENDMENTS

The rescission offer will expire at 5:00 p.m., New York City time, on May 17, 2004, unless extended by us. We expressly reserve the right to extend the rescission offer. During any extension of the rescission offer, all outstanding Notes previously tendered, not validly withdrawn and not yet accepted for rescission will remain subject to the rescission offer and may be accepted for rescission by us.

To the extent we are legally permitted to do so, we expressly reserve the absolute right, in our sole discretion, to:

+  waive any condition to the rescission offer; and

+  amend any of the terms of the rescission offer.

Any waiver or amendment to the rescission offer will apply to all Notes tendered, regardless of when or in what order the Notes were tendered. If we make a material change in the terms of the rescission offer or if we waive a material condition of the rescission offer, we will disseminate additional rescission offer materials. If the amendment or waiver is made less than ten business days before the expiration of the rescission offer, we will extend the rescission offer so that holders have at least ten business days to tender or withdraw prior tenders.

We expressly reserve the right, in our sole discretion, to terminate the rescission offer if any of the conditions set forth in this prospectus supplement have not been satisfied by the holders who tender their Notes or waived by us. In the event we terminate the rescission offer, we will notify you of the termination, and all outstanding Notes previously tendered and not yet accepted for rescission will be returned promptly to the tendering holders.

If any tendered outstanding Notes are not accepted for rescission for any reason, such Notes will be returned, at our expense, to the tendering holder via book-entry transfer to the account maintained by the holder's broker or bank at DTC, promptly following the expiration date or the termination or withdrawal of the rescission offer. The holder's broker or bank will be responsible for crediting the transfer into the holder's individual account.

PROCEDURES FOR TENDERING OUTSTANDING NOTES HELD THROUGH BROKERS OR BANKS

Since the Notes are represented by global book-entry Notes, DTC, as depositary, or its nominee is treated as the registered holder of the Notes and will be the only entity that can tender Notes for repurchase by us. Therefore, to tender Notes subject to the rescission offer and to obtain payment for them, you must instruct the institution through which your Notes are held to tender your Notes on your behalf so that they are received on or prior to the expiration of the rescission offer.

--------------------------------------------------------------------------------

THE RESCISSION OFFER
--------------------------------------------------------------------------------

YOU SHOULD CONSULT YOUR ACCOUNT REPRESENTATIVE AT THE BROKER OR BANK THROUGH WHICH YOU HOLD YOUR NOTES TO DETERMINE THE PREFERRED PROCEDURE.

IF YOU WISH TO ACCEPT THE RESCISSION OFFER, PLEASE INSTRUCT YOUR BROKER OR ACCOUNT REPRESENTATIVE IN TIME FOR YOUR NOTES TO BE TENDERED TO US BEFORE THE 5:00 P.M., NEW YORK CITY TIME, DEADLINE ON MAY 17, 2004.

PROCEDURES FOR BROKERS AND CUSTODIAN BANKS; DTC ATOP ACCOUNT

In order to accept the rescission offer on behalf of a holder of Notes, a broker or custodian bank must submit or cause your DTC participant to submit an Agent's Message as described below.

UBS Securities LLC (the "Information Agent"), on our behalf, will seek to establish an Automated Tender Offer Program ("ATOP") account with respect to the outstanding Notes at DTC promptly after the delivery of this prospectus supplement. Any financial institution that is a DTC participant, including your broker or bank, may make book-entry tender of outstanding Notes by causing the book-entry transfer of such Notes into our ATOP account in accordance with DTC's procedures for such transfers. Concurrently with the delivery of the Notes, an Agent's Message in connection with such book-entry transfer must be transmitted by DTC to, and received by, the Information Agent on or prior to the expiration date. The confirmation of a book-entry transfer into the ATOP account as described above is referred to herein as a "Book-Entry Confirmation."

The term "Agent's Message" means a message transmitted by the DTC participants to DTC, and thereafter transmitted by DTC to the Information Agent, forming a part of the Book-Entry Confirmation which states that DTC has received an express acknowledgment from the participant in DTC described in such Agent's Message stating that such participant and beneficial holder agree to be bound by the terms of the rescission offer.

Each Agent's Message must include the following information:

1.  Name of the beneficial owner tendering such Notes;

2.  Account number of the beneficial owner tendering such Notes; and

3.  Principal amount of Notes tendered by such beneficial owner.

BY SENDING AN AGENT'S MESSAGE THE DTC PARTICIPANT IS DEEMED TO HAVE CERTIFIED THAT THE BENEFICIAL HOLDER FOR WHOM NOTES ARE BEING TENDERED IS AN INITIAL PURCHASER OF SUCH NOTES, STILL HOLDS SUCH NOTES AND HAS BEEN PROVIDED WITH A COPY OF THIS PROSPECTUS SUPPLEMENT, THE PROSPECTUS SUPPLEMENT DATED MARCH 12, 2004 AND THE PROSPECTUS DATED FEBRUARY 27, 2003. WE MAY REQUIRE FURTHER DOCUMENTATION VERIFYING THIS INFORMATION.

The delivery of Notes through DTC, and any transmission of an Agent's Message through ATOP, is at the election and risk of the person tendering Notes. We will ask the Information Agent to instruct DTC to return those Notes, if any, that were tendered through ATOP but were not accepted by us, to the DTC participant that tendered such Notes on behalf of holders of the Notes. Neither we, nor the Information Agent, are responsible or liable for the return of such Notes to the tendering DTC participants or to their owners, nor as to the time by which such return is completed.

We reserve the absolute right to reject any or all tenders of outstanding Notes that are not in proper form, including, without limitation, lack of satisfactory proof that the tendering holder is an initial purchaser of the Notes tendered, or the acceptance of which, in our opinion, would be unlawful. We

--------------------------------------------------------------------------------

THE RESCISSION OFFER
--------------------------------------------------------------------------------

also reserve the right to waive any defects, irregularities or conditions of tender as to particular outstanding Notes.

Our interpretation of the terms and conditions of the rescission offer, including, without limitation, the instructions in any Agent's Message, will be final and binding.

Any defect or irregularity in connection with tenders of outstanding Notes must be cured within the period we determine, unless waived by us. Tenders of outstanding Notes will not be deemed to have been made until all defects and irregularities have been waived by us or cured. Neither we nor any other person will be under any duty to give notice of any defects or irregularities in tenders of outstanding Notes or will incur any liability to holders for failure to give any such notice.

WITHDRAWAL OF TENDERS

You may withdraw your tender of Notes at any time prior to 5:00 p.m., New York City time, on the expiration date.

For a withdrawal of Notes to be effective, you should contact your bank or broker where your Notes are held and have them send an ATOP notice of withdrawal so that it is timely received by the Information Agent. The withdrawal notice must:

1. Specify the name of the beneficial owner who tendered the Notes to be withdrawn;

2. Contain a description of Notes to be withdrawn (including the assigned CUSIP number and the principal amount to be withdrawn); and

3. Contain the DTC ATOP Voluntary Offering Instruction Number (which can be obtained from DTC by your broker or bank) pursuant to which such Notes were tendered, and, if applicable, be accompanied by evidence satisfactory to us that the person withdrawing the tender has succeeded to the beneficial ownership of such Notes.

Withdrawals of tenders of Notes may not be rescinded, and any Notes properly withdrawn will thereafter be deemed not validly tendered for purposes of the rescission offer. Properly withdrawn Notes may, however, be re-tendered by following the procedures described in "--Procedures For Tendering Outstanding Notes Held Through Brokers or Banks," above, at any time prior to the expiration date.

OTHER TERMS AND CONDITIONS

The conditions to the rescission offer are for our sole benefit and may be asserted by us in our sole discretion or may be waived by us, in whole or in part, in our sole discretion, whether or not any other condition of the rescission offer also is waived. We have not made a decision as to what circumstances would lead us to waive any condition, and any waiver would depend on circumstances prevailing at the time of that waiver. Any determination by us concerning the conditions described in this section shall be final and binding upon all persons.

ALTHOUGH WE HAVE NO PRESENT PLANS OR ARRANGEMENTS TO DO SO, WE RESERVE THE RIGHT TO AMEND, AT ANY TIME, THE TERMS OF THE RESCISSION OFFER. WE WILL GIVE HOLDERS NOTICE OF ANY AMENDMENTS IF REQUIRED BY APPLICABLE LAW.

We have not retained nor do we intend to retain any person to make solicitations or recommendations to you in connection with the rescission offer.

Neither we nor our officers or directors or the Information Agent may make any recommendations to you with respect to the rescission offer. We urge you to read this prospectus supplement and the

--------------------------------------------------------------------------------

THE RESCISSION OFFER
--------------------------------------------------------------------------------

accompanying prospectus supplement and prospectus carefully and to make an independent evaluation with respect to the rescission offer.

FUNDING OF THE RESCISSION OFFER

We will fund any payments required under the rescission offer from available cash.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

DESCRIPTION OF NOTES

The Notes subject to the rescission offer are medium-term notes of UBS and are more fully described below and in the accompanying prospectus supplement and prospectus. It is important for you to consider the information contained in this prospectus supplement and the accompanying prospectus supplement and prospectus in making your decision whether or not to accept the rescission offer.

Partially-Protected Gold Linked Securities linked to Gold Bullion:

CUSIP Number:         90261KHN3
Principal Amount:     $11,645,000
Issue Date:           March 19, 2004
Maturity Date:        March 18, 2005
Redemption Features:  Non-Callable

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

SUPPLEMENTAL TAX CONSIDERATIONS

The following is a general description of certain United States federal and Swiss tax considerations relating to the rescission of the Notes. It does not purport to be a complete analysis of all tax considerations relating to the rescission of the Notes. Each offeree should consult their tax advisers as to the consequences under the tax laws of the country of which they are resident for tax purposes and the tax laws of Switzerland and the United States from the rescission offer. This summary is based upon the law as in effect on the date of this prospectus supplement and is subject to any change in law that may take effect after such date.

SUPPLEMENTAL U.S. TAX CONSIDERATIONS

The discussion below supplements the discussion under "Supplemental Tax Considerations" in the attached prospectus supplement and is subject to the limitations and exceptions set forth therein. This discussion is only applicable to you if you are a United States holder (as defined in the prospectus).

If you accept the rescission offer, you should generally recognize gain or loss in an amount equal to the difference between your tax basis in your Notes and the amount received by you pursuant to the rescission offer. Although the matter is not free from doubt, such gain or loss should likely be treated as short-term capital gain or loss.

SUPPLEMENTAL TAX CONSIDERATIONS UNDER THE LAWS OF SWITZERLAND

TAX ON PRINCIPAL

Under present Swiss law, repayment of principal of the Notes by us is not subject to Swiss withholding tax (Swiss Anticipatory Tax), and payments to holders of the Notes who are non-residents of Switzerland and who during the taxable year have not engaged in trade or business through a permanent establishment within Switzerland will not be subject to any Swiss Federal, Cantonal or Municipal income tax.

GAINS ON REPURCHASE

Under present Swiss law, a holder of the Notes who is a non-resident of Switzerland and who during the taxable year has not engaged in trade or business through a permanent establishment within Switzerland will not be subject to any Swiss Federal, Cantonal or Municipal income or other tax on gains realized during the year on the repurchase of a Note.

STAMP, ISSUE AND OTHER TAXES

There is no tax liability in Switzerland in connection with the repurchase of the Notes. However, the Notes sold through a bank or other dealer resident in Switzerland or Liechtenstein might be subject to Turnover Tax.

RESIDENTS OF SWITZERLAND

If you are a Swiss resident investor and hold the Notes in your private property, you may treat any gain or loss realized upon the repayment of the Notes as a tax-free capital gain or a non-deductible loss, respectively. However, the interest during the rescission period calculated from the date of your purchase of the Notes up to but not including the date of payment will have to be reported as taxable interest income. If you are qualified as a professional dealer of securities for Swiss income tax purposes, you will have to include in taxable income capital gains and may deduct capital losses realized upon repurchase of the Notes. If you are a Swiss resident investor holding the Notes in your business property or a foreign resident investor who holds the Notes through a permanent establishment within Switzerland, you must include income received and gains or losses realized in respect of the Notes in your taxable net income.

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                                                                             S-9

--------------------------------------------------------------------------------

ERISA CONSIDERATIONS

We, UBS Securities LLC, UBS Financial Services Inc. and other of our affiliates may each be considered a "party in interest" within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a "disqualified person" (within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code")) with respect to an employee benefit plan that is subject to ERISA and/or an individual retirement account that is subject to the Code ("Plan"). The tender of the Notes by a Plan with respect to which UBS Securities LLC, UBS Financial Services Inc. or any of our affiliates acts as a fiduciary as defined in Section 3(21) of ERISA and/or Section 4975 of the Code ("Fiduciary") would constitute a prohibited transaction under ERISA or the Code unless acquired pursuant to and in accordance with an applicable exemption. The tender of the Notes by a Plan with respect to which UBS Securities LLC, UBS Financial Services Inc. or any of our affiliates does not act as a Fiduciary but for which any of the above entities does provide services could also be prohibited, but one or more exemptions may be applicable. Any person proposing to tender any Notes on behalf of a Plan should consult with counsel regarding the applicability of the prohibited transaction rules and the applicable exemptions thereto. Upon tendering the Notes, a Plan will be deemed to have represented that the disposition of the Notes is eligible for relief under Prohibited Transaction Class Exemption ("PTCE") 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60 or PTCE 96-23. The discussion above supplements the discussion under "ERISA Considerations" in the accompanying prospectus supplement and "ERISA Considerations" in the accompanying prospectus.

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 S-10

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ADDITIONAL INFORMATION

If you have questions or require additional information about the rescission offer, you may contact your UBS Financial Services Inc. financial advisor if you hold your account at UBS Financial Services Inc. or your broker if you hold your account at another brokerage firm.

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